Exhibit 99.1

PennyMac Financial Services, Inc. Reports Third Quarter 2026 Results and

Announces Changes to its Leadership Team

WESTLAKE VILLAGE, Calif. – October 29, 2026 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $29 million, or $0.54 in diluted earnings per share (EPS), on total net revenues of $469 million for the third quarter of 2026. Adjusted net income was $56 million, or $1.05 in adjusted diluted EPS, on adjusted net revenues of $502 million1. PFSI’s Board of Directors declared a third quarter cash dividend of $0.30 per share, payable on November 27, 2026, to common stockholders of record as of November 16, 2026.

Additionally, PFSI today announced that Doug Jones, President and Chief Mortgage Banking Officer, will be retiring on June 30, 2027 after a storied career in the mortgage banking industry including more than 15 years of leadership at Pennymac. His roles and responsibilities will transition to other senior leaders within the company over the next several months.

Also, effective January 1, 2027, Kevin Ryan, currently Chief Strategy Officer, will assume the role of Chief Financial Officer (CFO). Current CFO, Daniel Perotti, will remain in his current role through the remainder of this year and will continue to support the company in an advisory role through the first quarter of 2027. Mr. Ryan will continue to lead the strategy and business development teams while in his new role.

“I am extraordinarily grateful to both Doug and Dan for their long service at Pennymac and their ongoing commitment to and passion for our business,” said Chairman and Chief Executive Officer David Spector. “Both served in various roles and helped to shape Pennymac’s significant growth and transformation into a leading mortgage company. They have made invaluable contributions to the company, and will be greatly missed.”

Mr. Spector continued, “We are very fortunate to have an exceptional leadership team and a deep bench of talent to lead Pennymac into the next chapter, and drive long-term value for our stockholders.”

CEO Commentary

“Our servicing business delivered strong profitability, while our production segment reported a pretax loss due an industry-wide contraction in origination activity coupled with margin pressure near the end of the quarter,“ said Chairman and CEO David Spector. “We expect mortgage demand will remain subdued due to higher interest rates, and as a result we have taken aggressive and proactive steps to right-size our platform appropriately. By the first quarter of 2027 we expect to have reduced our annualized operating expenses by $160 million from the second quarter of 2026.”

Mr. Spector continued, “Looking forward, we are executing on several high-impact strategic catalysts to optimize returns on capital. Subsequent to quarter-end, we agreed to sell $29 billion in UPB of low-rate conventional MSRs where recapture opportunities are limited. We plan to redeploy the $490 million in proceeds to reduce higher-cost debt and repurchase common shares while our stock trades at a sizable discount to book value. In addition, we expect to close the acquisition of Cenlar’s subservicing business in early 2027, scaling our high-margin, fee-based servicing platform. Coupled with the accelerated deployment of AI across our production workflows, we are well-positioned to capture significant operating leverage when market volumes rebound.”

1 Items labeled as “adjusted” are non-GAAP financial measures. See page 10 for a reconciliation of GAAP net income to adjusted net income and adjusted diluted EPS, as well as for a reconciliation of GAAP total net revenue to adjusted net revenues.

The table below highlights key financial performance metrics2:

($ in millions except per share metrics)	3Q26	2Q26	3Q25	Q/Q	Y/Y
Total net revenues	469	497	633	(6)%	(26)%
Net income	29	22	182	32%	(84)%
Diluted EPS	$0.54	$0.41	$3.37	32%	(84)%
Annualized return on equity (ROE)	3%	2%	18%	1%	(15)%

Adjusted net revenues	502	566	630	(11)%	(20)%
Adjusted net income	56	74	180	(25)%	(69)%
Adjusted diluted EPS	$1.05	$1.39	$3.33	(25)%	(69)%
Annualized adjusted ROE	5%	7%	17%	(2)%	(12)%

Book value per share	$83.85	$83.49	$81.12	0%	3%
Cash dividends declared per common share	$0.30	$0.30	$0.30	--	--

Key Operating and Financial Metrics

●	Annualized return on equity (ROE) was 3%, up from 2% in the prior quarter

●	Annualized adjusted ROE was 5%[2], down from 7% in the prior quarter

●	Total loan acquisitions and originations were $24.4 billion in unpaid principal balance (UPB), down 30% from the prior quarter

●	Production revenue margins[3] were 76 basis points of total fallout adjusted lock volume, down slightly from 77 basis points in the prior quarter; production segment pretax loss was $7 million, compared to $38 million of pretax income in the prior quarter

●	Owned servicing portfolio totaled $496 billion in UPB at September 30, 2026, up 6% from September 30, 2025

●	Servicing segment pretax income was $99 million, up from $22 million in the prior quarter; pretax income excluding MSR fair value changes net of hedge results was $132 million, up from $99 million in the prior quarter[2]

●	Pretax loss from Corporate and other was $49 million compared to $29 million in the prior quarter

●	Book value per share was $83.85 at September 30, 2026, up 3% from September 30, 2025

2 Items labeled as “adjusted” are non-GAAP financial measures. See pages 10 and 11 for a reconciliation of GAAP net income to adjusted net income, adjusted diluted EPS and annualized adjusted return on equity, as well as for a reconciliation of GAAP total net revenue to adjusted net revenues, and servicing pretax income to servicing pretax income excluding MSR fair value changes net of hedge results

3 Presented net of loan origination expense

Business Highlights

●	Continued to make progress on the acquisition of Cenlar’s subservicing business and expect the transaction to close in the first quarter of 2027

●	Given a smaller projected origination market and the realization of efficiencies due to technology, we are completing proactive expense reduction initiatives, which are expected to drive nearly $160 million of declines in our annual expenses from the second quarter of 2026 to the first quarter of 2027

●	After quarter-end, entered into an agreement to sell $29 billion in UPB of low-coupon conventional MSRs with an expected close in the fourth quarter; proceeds of approximately $490 million will primarily be used to pay down debt

Guidance

●	Given the smaller origination market and the ongoing execution of our expense adjustments through year-end, fourth quarter adjusted ROE is expected to remain near current levels

Production Segment Highlights

The table below highlights key operating metrics and financial performance in the production segment:

	3Q26	2Q26	3Q25	Q/Q	Y/Y
Volume ($ UPB in billions)
Total fallout adjusted locks	23.1	31.5	37.0	(27)%	(37)%
Consumer direct	2.8	4.5	3.9	(37)%	(27)%
Broker direct	4.7	6.5	5.9	(28)%	(20)%
Correspondent	15.6	20.5	27.2	(24)%	(43)%

Total acquisitions and originations	24.4	34.9	36.5	(30)%	(33)%

First lien refinance recapture rates(1)	44%	47%	35%	(3)%	9%

Profitability ($ in millions)
Revenues(2)	175	243	292	(28)%	(40)%
Expenses(2)	182	205	169	(11)%	7%
Pretax (loss) income	(7)	38	123	N/M	N/M

Revenues(2) as basis points of fallout adjusted locks	76	77	79	(2)	(4)
Pretax income as basis points of fallout adjusted locks	(3)	12	33	(15)	(36)

May not sum due to rounding

(1) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers; denominator = UPB of payoffs with no transfer of title or MLS listing identified and excludes loan payoffs where no subsequent mortgage lien was recorded (i.e. cash payoffs)

(2) Presented net of loan origination expense

Consumer direct fallout adjusted lock volumes were $2.8 billion in UPB, down from $4.5 billion in the prior quarter and $3.9 billion in the third quarter of 2025. The decrease was driven by lower refinance volumes due to higher mortgage rates. Broker direct fallout adjusted lock volumes were $4.7 billion in UPB, down from $6.5 billion in the prior quarter and $5.9 billion in the third quarter of 2025. The decrease from the prior quarter and the third quarter of 2025 was driven by the smaller origination market. Correspondent fallout adjusted lock volumes were $15.6 billion in UPB, down from $20.5 billion in the prior quarter and $27.2 billion in the third quarter of 2025, both as a result of the smaller origination market and a highly competitive environment.

Production segment pretax loss was $7 million compared to pretax income of $38 million in the prior quarter and $123 million in the third quarter of 2025.

Revenues net of loan origination expenses were $175 million, down from $243 million in the prior quarter and $292 million in the third quarter of 2025. The decline from the prior quarter was primarily driven by lower volumes across all channels, while the decline from the third quarter of 2025 was driven by lower volumes and a $38 million adverse shift in secondary market impacts.

Expenses net of loan origination expenses were $182 million, down from $205 million in the prior quarter and up from $169 million in the third quarter of 2025. The decrease from the prior quarter was due to lower volumes and previously-announced reductions in headcount, and the increase from the prior year was primarily due to higher funded volumes in the consumer direct lending channel.

Servicing Segment Highlights

The table below highlights key operating metrics and financial performance in the servicing segment:

	3Q26	2Q26	3Q25	Q/Q	Y/Y
Servicing portfolio
Total UPB ($ in billions, at period end)	737	731	717	1%	3%
Owned servicing	496	488	470	2%	6%
Subservicing	233	235	239	(1)%	(2)%
Loans held for sale	7	8	7	(9)%	(4)%

Actual CPR (owned portfolio)	8.1%	11.6%	8.6%	(3.6)%	(0.5)%
60+ day delinquency (owned portfolio, at period end)	4.2%	4.1%	3.4%	0.1%	0.8%

Profitability (in millions)(1)
Loan servicing fees	548	536	535	2%	2%
Earnings on custodial balances and deposits and other income	110	119	122	(8)%	(10)%
Realization of mortgage servicing rights (MSR) cash flows	(275)	(323)	(290)	(15)%	(5)%
EBO loan-related income(2)	17	37	37	(53)%	(53)%
Revenues excluding MSR fair value changes net of hedge results	401	369	405	9%	(1)%

Operating expenses	80	76	80	5%	(0)%
Payoff-related expenses(3)	19	29	18	(34)%	3%
Credit losses and provisions for defaulted loans	24	26	19	(6)%	30%
Interest expense	146	140	133	4%	9%
Expenses excluding MSR fair value changes net of hedge results	268	270	250	(1)%	7%

Pretax income excluding MSR fair value changes net of hedge results	132	99	155	34%	(15)%

MSR fair value changes	936	118	(102)	N/M	N/M
Hedging results(4)	(964)	(187)	105	N/M	N/M
(Provision for) losses on active loans	(6)	(8)	(0)	N/M	N/M
MSR fair value changes net of hedge results	(34)	(77)	3	N/M	N/M

Pretax income	99	22	157	355%	(37)%

May not sum due to rounding

(1) Non-GAAP presentation - see pages 11 and 14

(2) Includes EBO related revenues and associated expenses

(3) Includes interest shortfall and recording and release fees

(4) Includes principal-only stripped MBS valuation-related accretion changes included in net interest income in the GAAP presentation

The owned servicing portfolio totaled $496 billion in UPB at September 30, 2026, up 2% from June 30, 2026 as additions from production more than offset runoff from prepayments.

Servicing segment pretax income was $99 million, up from $22 million in the prior quarter and down from $157 million in the third quarter of 2025. Servicing segment pretax income excluding MSR fair value changes net of hedge results was $132 million, up from $99 million in the prior quarter and down from $155 million in the third quarter of 2025.

Servicing revenues excluding MSR fair value changes net of hedge results totaled $401 million, up from $369 million in the prior quarter and down slightly from $405 million in the third quarter of 2025. The increase from the prior quarter was primarily due to lower realization of MSR cash flows and payoff-related expenses, reflecting lower prepayment speeds, and an increase in loan servicing fees due to growth in the MSR portfolio. The decrease from the third quarter of 2025 was primarily due to lower EBO-loan related income due to higher mortgage rates and recent changes to FHA and VA loss mitigation programs, which changed the timing and volume of buyout and redelivery opportunities.

Servicing expenses excluding MSR fair value changes net of hedge results were $268 million, down slightly from $270 million in the prior quarter and up from $250 million in the third quarter of 2025. The slight decrease from the prior quarter was primarily driven by a decline in payoff-related expenses as a result of lower prepayments, partially offset by higher interest expense from larger outstanding financing balances for MSR due to higher interest rates. The increase from the third quarter of 2025 was primarily due to higher interest expense and losses and provisions for defaulted loans.

MSR fair value changes net of hedge results was a loss of $34 million, compared to $77 million in the prior quarter and $3 million of net gains in the third quarter of 2025. The losses in the quarter included $18 million in hedge costs, compared to $52 million in the prior quarter and $4 million in the third quarter of 2025.

Corporate and Other

Pretax loss from corporate and other was $49 million, compared to $29 million in the prior quarter and $44 million in the third quarter of 2025.

Revenues were $12 million, down from $23 million in the prior quarter and essentially unchanged from the third quarter of 2025. The prior quarter included a non-recurring gain from an increase in the value of our minority equity interest in Vesta.

Expenses were $61 million, up from $52 million in the prior quarter and $56 million in the third quarter of 2025. The increase from the prior quarter was driven primarily by higher compensation expenses, while the increase from the third quarter of 2025 was driven primarily by higher technology expenses.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Thursday, October 29, 2026. Management will also host a conference call and live audio webcast at 5:30 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. (NYSE: PFSI) is a national financial services firm focused on the production and servicing of U.S. mortgage loans and the management of mortgage-related investments. Founded in 2008 and headquartered in Westlake Village, California, it is one of the nation's largest mortgage producers and servicers, and one of the few lenders operating at scale across all three production channels. The company combines advanced technology with significant operational scale to serve home buyers, existing homeowners, and its institutional partners nationwide. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Isaac Garden
mediarelations@pennymac.com	PFSI_IR@pennymac.com
805.395.9943	818.264.4907

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, prepayment rates and the housing market; future loan origination, servicing and production; future operating expense reductions; future mortgage servicing rights sales; the expected acquisition of Cenlar’s subservicing business; the anticipated benefits of artificial intelligence and automation initiatives; future loan delinquencies, defaults and forbearances; future earnings, return on equity as well as other business and financial projections and expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; rising homeownership costs negatively impacting housing affordability; the continually changing federal, state and local laws and regulations applicable to our highly regulated industry; lawsuits or governmental actions resulting from noncompliance with laws and regulations; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; licensing and operational requirements of jurisdictions applicable to our business, to which our bank competitors are not subject; our ability to close and integrate acquisitions, including the acquisition of Cenlar’s subservicing business,; changes to government modification programs; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; our ability to realize anticipated cost savings from expense reduction initiatives; purchase and sales opportunities for mortgage servicing rights, including our ability to complete the pending sale of mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their roles; our ability to manage third-party vendors and mortgage investor requirements; our exposure to counterparties that do not fulfill contractual obligations; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; our ability to implement and develop new technologies and artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruption in operations from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders or repurchase shares of our common stock; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted net income, adjusted net revenue, adjusted earnings per share, adjusted EBITDA, pretax income excluding valuation-related items, and adjusted return on equity. Adjustments to GAAP financial measures include items that the Company deems non-operating, non-recurring and market-driven fair value adjustments to mortgage servicing rights and associated hedging results that change based on interest rate shifts rather than operational efficiency. These non-GAAP measures provide a meaningful perspective on the Company’s business results because the Company utilizes this information to evaluate and manage the business, and investors use this information to calculate financial and cash flow measures. These non-GAAP measures have limitations as analytical tools and should not be viewed as a substitute for financial information determined in accordance with GAAP. Furthermore, these non-GAAP measures may not be comparable to similarly titled metrics presented by other financial institutions.

Consolidated Statements of Income

($ in millions, except per share amounts)

	3Q26	2Q26	1Q26	4Q25	3Q25	Y/Y
Revenue
Owned servicing fees	479	471	469	463	460	4%
Subservicing fees	21	21	21	21	21	2%
Ancillary and other fees	48	45	42	48	54	(11)%
Total loan servicing fees	548	536	532	532	535	2%

Realization of MSR cash flows	(275)	(323)	(355)	(383)	(290)	(5)%
Changes in fair value of MSRs due to changes in fair value inputs	936	118	183	40	(102)	N/M
Hedging results	(948)	(186)	(207)	(39)	98	N/M
Net loan servicing fees	262	146	153	150	241	9%

Net gains on loans held for sale	190	280	345	302	314	(40)%
Loan origination fees	47	70	72	68	62	(24)%
Fulfillment fees from PMT	3	5	6	7	6	(48)%

Interest income	210	242	208	264	249	(15)%
Interest expense	(254)	(271)	(250)	(263)	(250)	2%
Net interest (expense) income	(43)	(28)	(42)	1	(1)	N/M

Management fees	7	7	7	7	7	(2)%
Other revenues	3	18	4	4	4	(8)%
Total net revenues	469	497	545	538	633	(26)%

Expenses
Compensation	213	223	216	208	205	4%
Technology	53	44	46	35	45	17%
Mortgage loan origination	69	94	80	70	69	(0)%
Professional services	13	16	14	10	10	31%
Servicing	39	43	38	43	29	35%
Occupancy and equipment	10	11	10	10	9	21%
Marketing and advertising	14	17	21	10	14	1%
Other expenses	14	18	14	16	15	(8)%
Total expenses	426	465	440	404	397	7%

Income before provision for income taxes	43	32	105	134	236	(82)%

Provision for income taxes	14	10	22	28	55	(75)%
Net income	29	22	82	107	182	(84)%

Weighted average shares outstanding
Basic	52.0	51.9	52.1	52.0	51.7	0%
Diluted	53.1	53.3	53.9	54.2	53.9	(1)%

Earnings per share
Basic	$0.55	$0.42	$1.58	$2.05	$3.51	(84)%
Diluted	$0.54	$0.41	$1.53	$1.97	$3.37	(84)%

Cash dividends declared per common share	$0.30	$0.30	$0.30	$0.30	$0.30	0%

May not sum due to rounding

Non-GAAP Reconciliations

($ in millions, except per share amounts)

Reconciliation of GAAP Total net revenues to Adjusted net revenues

	3Q26	2Q26	1Q26	4Q25	3Q25
Total net revenues	469	497	545	538	633
Increase (decrease) in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	936	118	183	40	(102)
Hedging (losses) gains associated with MSRs(1)	(964)	(187)	(221)	(37)	105
(Provision for) credit losses on active loans	(6)	(8)	(6)	(11)	(0)
Non-recurring revenues(2)	0	9	0	0	0
Adjusted net revenues	502	566	589	546	630

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

Reconciliation of GAAP Net Income to Adjusted net income,

Adjusted diluted EPS and Adjusted return on equity (ROE)

	3Q26	2Q26	1Q26	4Q25	3Q25
Net income	29	22	82	107	182
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(936)	(118)	(183)	(40)	102
Hedging (gains) losses associated with MSRs(1)	964	187	221	37	(105)
Provision for losses on active loans	6	8	6	11	0
Non-recurring pretax items(2)	2	(7)	3	0	0
Total adjustments:	36	70	47	8	(3)
Tax rate for adjustments	25.1%	25.1%	25.1%	25.1%	25.2%
Tax impacts of adjustments	(9)	(18)	(12)	(2)	1
Adjusted net income	56	74	118	113	180
Diluted shares outstanding	53.1	53.3	53.9	54.2	53.9
Adjusted diluted EPS	$1.05	$1.39	$2.19	$2.08	$3.33

Average stockholders' equity	4,352	4,323	4,324	4,238	4,110

Annualized ROE	3%	2%	8%	10%	18%
Annualized adjusted ROE	5%	7%	11%	11%	17%

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

(2) 3Q26 non-recurring pretax items includes $2 million of Cenlar acquisition related expenses

Non-GAAP Reconciliations (continued)

($ in millions)

Reconciliation of GAAP Net income to Adjusted EBITDA

	3Q26	2Q26	1Q26	4Q25	3Q25
Net income	29	22	82	107	182
Provision for income taxes	14	10	22	28	55
Income before provisions for income taxes	43	32	105	134	236
Depreciation and amortization	14	14	14	13	13
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(936)	(118)	(183)	(40)	102
Hedging (gains) losses associated with MSRs(1)	964	187	221	37	(105)
Provision for losses on active loans	6	8	6	11	0
Stock-based compensation	6	4	2	8	10
Non-recurring items(2)	2	(7)	3	0	0
Interest expense on corporate debt and capital lease	83	83	83	83	78
Adjusted EBITDA	182	204	251	246	335

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

(2) 3Q26 non-recurring pretax items include $2 million of Cenlar acquisition related expenses

Reconciliation of GAAP servicing pretax income to

servicing pretax income net of valuation related changes

	3Q26	2Q26	1Q26	4Q25	3Q25
Servicing pretax income	99	22	13	37	157
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(936)	(118)	(183)	(40)	102
Hedging losses (gains) associated with MSRs(1)	964	187	221	37	(105)
Provision for losses on active loans	6	8	6	11	0
Servicing pretax income excluding MSR fair value changes net of hedge results	132	99	57	45	155

May not sum due to rounding

(1) Includes principal-only stripped MBS valuation-related accretion changes included in interest income for GAAP purposes

Production Segment Profitability and Key Metrics

($ in millions)

Production Segment Contribution to Pretax Income

	3Q26	2Q26	1Q26	4Q25	3Q25	Y/Y
Net gains on loans held for sale at fair value	176	245	311	276	280	(37)%
Loan origination fees	47	70	72	68	62	(24)%
Fulfillment fees from PMT	3	5	6	7	6	(48)%

Interest income	107	119	113	129	111	(4)%
Interest expense	(90)	(105)	(96)	(109)	(98)	(8)%
Net interest income	17	14	17	20	14	25%

Other revenues	0	3	0	0	0	(34)%
Net revenues	244	337	407	371	362	(33)%

Compensation	124	146	136	123	114	8%
Technology	33	30	30	28	31	6%
Loan origination expenses	69	94	80	70	69	(0)%
Professional services	6	5	6	4	3	62%
Occupancy and equipment	6	6	5	5	4	29%
Marketing and advertising	11	12	12	9	12	(11)%
Other expenses	3	6	4	5	4	(27)%
Expenses	251	299	273	244	239	5%

Pretax (loss) income	(7)	38	134	127	123	N/M

May not sum due to rounding

Production Segment Profitability and Key Metrics (continued)

($ UPB in billions)

Production Segment Volumes and Key Metrics

	3Q26	2Q26	1Q26	4Q25	3Q25	Y/Y
Volumes
Consumer direct fallout adjusted locks	2.8	4.5	6.6	5.0	3.9	(27)%
Broker direct fallout adjusted locks	4.7	6.5	7.1	5.6	5.9	(20)%
Correspondent fallout adjusted locks	15.6	20.5	24.3	30.5	27.2	(43)%
Total fallout adjusted locks	23.1	31.5	38.0	41.0	37.0	(37)%

Consumer direct originations	3.3	5.6	6.0	5.2	3.1	6%
Broker direct originations	5.2	7.0	6.7	6.5	5.6	(7)%
Correspondent acquisitions	15.9	22.3	24.4	30.5	27.8	(43)%
Total acquisitions and originations	24.4	34.9	37.0	42.2	36.5	(33)%

Consumer direct locks	3.9	6.1	9.2	7.4	6.0	(34)%
Broker direct locks	6.1	8.5	9.5	7.6	8.0	(23)%
Correspondent locks	16.5	21.8	26.1	31.8	29.3	(44)%
Total locks	26.6	36.5	44.8	46.8	43.2	(39)%

Key metrics
Revenues(1) as basis points of fallout adjusted locks	76	77	86	73	79	(4)
Pretax income as basis points of total fallout adjusted locks	(3)	12	35	31	33	(36)

Consumer direct margins(2)	3.35%	3.00%	2.64%	3.12%	3.51%	(4)%
Broker direct margins(2)	0.85%	0.97%	1.10%	1.05%	0.92%	(7)%
PFSI correspondent margins(2)	0.29%	0.26%	0.30%	0.26%	0.27%	6%

% Purchase acquisitions and originations	78%	69%	58%	66%	83%	N/M

First lien refinance recapture rates(3)	44%	47%	35%	33%	35%	9%

WA FICO at acquisition / origination	745	742	749	747	749	(4)
WA DTI at acquisition / origination	40	40	40	40	40	0

May not sum due to rounding

(1) Net of loan origination expenses

(2) Revenue contribution excluding secondary market impacts divided by fallout adjusted locks

(3) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers; denominator = UPB of payoffs with no transfer of title or MLS listing identified and excludes loan payoffs where no subsequent mortgage lien was recorded (i.e. cash payoffs)

Servicing Segment Profitability and Key Metrics

($ in millions)

Servicing Segment Contribution to Pretax Income

	3Q26	2Q26	1Q26	4Q25	3Q25	Y/Y
Owned servicing fees	479	471	469	463	460	4%
Subservicing fees	21	21	21	21	21	2%
Ancillary and other fees	48	45	42	48	54	(11)%
Total loan servicing fees	548	536	532	532	535	2%

Realization of MSR cash flows	(275)	(323)	(355)	(383)	(290)	(5)%
Changes in MSR fair value due to changes in valuation inputs	936	118	183	40	(102)	N/M
Hedging results	(948)	(186)	(207)	(39)	98	N/M
Net loan servicing fees	262	146	153	150	241	9%

Gains on loans held for sale	14	35	34	26	34	(60)%

Interest income	103	123	95	135	137	(25)%
Interest expense	(164)	(166)	(154)	(154)	(152)	8%
Net interest (expense)	(61)	(43)	(59)	(19)	(15)	302%

Other revenues	(2)	(2)	(2)	(2)	(1)	122%
Net revenues	213	137	125	154	259	(18)%

Compensation	53	52	53	52	52	2%
Technology	11	8	11	11	10	7%
Servicing	39	43	38	43	29	35%
Other expenses	11	12	11	11	11	0%
Expenses	114	115	112	117	102	11%

Pretax income	99	22	13	37	157	(37)%

May not sum due to rounding

Servicing Segment Profitability and Key Metrics (continued)

($ UPB in billions)

Servicing Segment Portfolio and Key Metrics

3Q26	2Q26	1Q26	4Q25	3Q25	Y/Y
Servicing portfolio ($ UPB in billions, at period end)
Owned MSR UPB	496	488	474	462	470	6%
Subserviced UPB	233	235	237	263	239	(2)%
Loans held for sale	7	8	10	9	7	(4)%
Total UPB	737	731	720	734	717	3%

Total loans serviced (in thousands)	2,769	2,753	2,725	2,788	2,746	1%

Key metrics (owned portfolio, at period end except CPR)
60+ Day Delinquency	4.2%	4.1%	4.2%	4.2%	3.4%	0.8%
Actual CPR	8.1%	11.6%	13.7%	13.0%	8.6%	(0.5)%
Weighted average coupon	5.1%	5.1%	5.1%	5.0%	4.9%	0.2%
Weighted average servicing fee	0.39%	0.39%	0.39%	0.39%	0.39%	0.00%
Servicing fee multiple	6.1	x	5.6	x	5.5	x	5.3	x	5.3	x	0.8	x

May not sum due to rounding

Corporate & Other Profitability

($ in millions)

	3Q26	2Q26	1Q26	4Q25	3Q25	Y/Y
Management fees	7	7	7	7	7	(2)%

Interest income	0	0	0	0	0	N/M
Interest expense	0	0	0	0	0	N/M
Net interest income (expense)	0	0	0	0	0	N/M

Other revenues	5	16	6	6	4	22%
Net revenues	12	23	13	13	12	6%

Compensation	37	25	28	33	39	(6)%
Technology	9	6	5	(3)	4	133%
Marketing and advertising	3	5	9	1	1	156%
Professional Services	5	9	7	4	5	11%
Occupancy and equipment	2	2	2	2	2	24%
Other expenses	5	6	5	6	5	2%
Expenses	61	52	55	43	56	10%

Pretax loss	(49)	(29)	(42)	(30)	(44)	11%

May not sum due to rounding

Consolidated Balance Sheets

($ in millions)

	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	Y/Y
Assets
Cash	233	214	220	302	622	(62)%
Short-term investment at fair value	413	534	434	410	62	563%
Principal-only stripped mortgage-backed securities at fair value	515	609	659	723	774	(34)%
Loans held for sale at fair value	6,899	7,820	9,954	9,123	7,490	(8)%
Derivative assets	491	202	283	188	202	143%
Servicing advances, net	604	589	623	590	396	53%
Mortgage servicing rights at fair value	11,639	10,587	10,149	9,599	9,654	21%
Loans eligible for repurchase	8,226	8,291	8,594	7,410	5,417	52%
Other assets	893	1,013	1,028	1,045	783	14%
Total assets	29,912	29,859	31,944	29,389	25,401	18%

Liabilities
Assets sold under agreements to repurchase	8,088	8,435	10,178	8,794	7,130	13%
Mortgage loan participation purchase and sale agreements	678	696	691	697	699	(3)%
Notes payable secured by mortgage servicing assets	1,641	1,426	1,426	1,326	1,326	24%
Unsecured senior notes	4,840	4,837	4,834	4,832	4,829	0%
Income taxes payable	1,229	1,216	1,206	1,184	1,151	7%
Liability for mortgage loans eligible for repurchase	8,226	8,291	8,594	7,410	5,417	52%
Other liabilities	853	621	688	838	640	33%
Total liabilities	25,556	25,523	27,618	25,080	21,193	21%

Stockholders' equity	4,357	4,337	4,326	4,309	4,208	4%

May not sum due to rounding

Capital and Liquidity

($ in millions)

3Q26	2Q26	1Q26	4Q25	3Q25	Y/Y
Liquidity
Cash and short-term investments	646	749	654	712	684	(6)%
Amounts available to draw on facilities with collateral pledged	2,880	3,261	3,507	3,928	4,288	(33)%
Total liquidity	3,526	4,010	4,161	4,639	4,972	(29)%
Total liquidity as a % of MSR fair value	30%	38%	41%	48%	52%	(21)%

Capital
Total equity	4,357	4,337	4,326	4,309	4,208	4%
(-) Capitalized software	111	111	112	108	105	6%
Tangible equity	4,246	4,226	4,214	4,201	4,103	3%

Face value of unsecured senior notes	4,900	4,900	4,900	4,900	4,900	0%
Face value of MSR term notes and loans	1,330	1,330	1,330	1,330	1,330	0%
Amount drawn on variable funding note	1,645	1,145	860	410	230	615%
Freddie Mac MSR facilities	560	310	235	--	--	N/M
Face value of non-funding debt	8,435	7,685	7,325	6,640	6,460	31%

Face value of assets sold under agreements to repurchase(1)	6,208	7,085	9,189	8,391	6,908	(10)%
Face value of mortgage loan participation purchase and sale agreements	679	696	691	697	700	(3)%
Face value of funding debt	6,887	7,782	9,880	9,088	7,608	(9)%

Face value of total debt	15,322	15,467	17,205	15,728	14,068	9%
Unamortized debt issuance costs	(74)	(72)	(76)	(80)	(84)	(11)%
Carrying value of total debt	15,247	15,395	17,129	15,648	13,984	9%

Total assets	29,912	29,859	31,944	29,389	25,401	18%
(-) Capitalized software	111	111	112	108	105	6%
Adjusted assets	29,801	29,748	31,832	29,281	25,296	18%
(-) Loans eligible for repurchase	8,226	8,291	8,594	7,410	5,417	52%
Adjusted assets less loans eligible for repurchase	21,575	21,458	23,237	21,871	19,879	9%

Capital ratios
Non-funding debt / total equity(2)	1.9	x	1.8	x	1.7	x	1.5	x	1.5	x	0.4	x
Non-funding debt / tangible equity(2)	2.0	x	1.8	x	1.7	x	1.6	x	1.6	x	0.4	x

Total debt / total equity	3.5	x	3.6	x	4.0	x	3.7	x	3.3	x	0.2	x
Total debt / tangible equity	3.6	x	3.7	x	4.1	x	3.7	x	3.4	x	0.2	x

Total equity / adjusted assets less loans eligible for repurchase	20.2%	20.2%	18.6%	19.7%	21.2%	(1.0)%
Tangible equity / adjusted assets less loans eligible for repurchase	19.7%	19.7%	18.1%	19.2%	20.6%	(1.0)%

May not sum due to rounding

(1) Assets sold under agreements to repurchase shown above excludes the amount drawn on variable funding note and a certain portion of the Freddie Mac MSR facilities

(2) Uses face value of debt outstanding